UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

HOST MARRIOTT, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03 below and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 4, 2006, Host Marriott, L.P. (“Host L.P.”), for whom Host Marriott Corporation (“HMC”) acts as sole general partner, issued $800 million aggregate principal amount of senior notes bearing interest at a rate of 6 3/4% per year due in 2016. The notes pay interest semi-annually in arrears. The notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to June 1, 2011, the Series P senior notes will be redeemable at Host L.P.’s option, in whole but not in part, for 100% of their principal amount, plus a make-whole premium as set forth in the senior notes indenture, plus accrued and unpaid interest to the applicable redemption date. Beginning June 1, 2011, Host L.P. may redeem, in whole or in part, the Series P senior notes at any time subject to the payment of a redemption price together with any accrued and unpaid interest to the applicable redemption date. The redemption price includes a call premium that varies (from 3.375% to 0%) depending on the year of redemption.

Prior to June 1, 2009, Host L.P. may redeem up to 35% of the aggregate principal amount of the Series P senior notes at a redemption price equal to 106.75% of the principal amount thereof, together with any accrued and unpaid interest to the applicable redemption date, with the net cash proceeds of sales of equity securities by Host L.P. or HMC.

In addition, in the event that HMC does not complete the pending purchase of a portfolio of hotels from Starwood Hotels & Resorts, Host L.P. may elect to redeem up to $400 million aggregate principal amount of the Series P senior notes for 100% of their principal amount together with any accrued and unpaid interest to the applicable redemption date.

The holders of Series P senior notes will also have the right to require Host L.P. to repurchase their notes upon the occurrence of a change in control triggering event, as defined in the senior notes indenture, at an offer price equal to 101% of the principal amount of the senior notes plus accrued and unpaid interest to the date of purchase.

Ranking and Security

The notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now, Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York), as trustee. Under the terms of the senior notes indenture, the senior notes are equal in right of payment with all of Host L.P.’s unsubordinated indebtedness and senior to all subordinated obligations of Host L.P. subject to certain limitations set forth in the senior notes indenture. The senior notes are guaranteed by certain of Host L.P.’s subsidiaries and are currently secured by pledges of equity interests in many of Host L.P.’s subsidiaries. The guarantees and pledges ratably benefit the notes outstanding under Host L.P.’s senior notes indenture, as well as Host L.P.’s credit facility, certain other senior debt, and interest rate swap agreements and other hedging agreements with lenders that are parties to the credit facility.

Restrictive Covenants

Under the terms of the senior notes indenture, Host L.P.’s ability to incur indebtedness and pay dividends is subject to restrictions and the satisfaction of various conditions, including the achievement of an EBITDA-to-interest coverage ratio of at least 2.0x by Host L.P. This ratio is calculated in accordance with Host L.P.’s senior notes indenture and excludes from interest expense items such as call premiums and deferred financing charges that are included in interest expense on Host L.P.’s consolidated statement of operations. In addition, the calculation is based on Host L.P.’s pro forma results for the four prior fiscal quarters giving effect to the transactions, such as acquisitions, dispositions and financings, as if they occurred at the beginning of the period. Other covenants limiting Host L.P.’s ability to incur indebtedness and pay dividends include maintaining total indebtedness of less than 65% of adjusted total assets (using un-depreciated real estate values) and secured indebtedness of less than 45% of adjusted total assets. So long as Host L.P. maintains the required level of interest coverage and satisfies these and other conditions in the senior notes indenture, it may pay dividends and incur additional debt under the senior notes indenture. There are exceptions permitting distributions by Host L.P. to HMC, and other holders of partnership interests, that are necessary for HMC to pay dividends required to maintain its status as a real estate investment trust, even when Host L.P. does not meet the financial covenant tests set forth above.

The senior notes indenture also imposes restrictions on customary matters, such as limitations on the capital expenditures, acquisitions, investments, and transactions with affiliates and the incurrence of liens.

Use of Proceeds

The net proceeds of the offering will be used to fund a portion of the cash consideration for HMC’s pending purchase of the Starwood portfolio, to redeem the remaining $136 million of our 7 7/8% Series B senior notes due 2008 and for other general corporate purposes. In the event HMC does not complete the purchase of the Starwood portfolio, Host L.P. will use the net proceeds to redeem its Series B senior notes and for one or more of the following purposes: (i) to redeem HMC’s 10% Class C cumulative redeemable preferred stock and (ii) for general corporate purposes.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results, statements about the expected scope and timing of the acquisition of the Starwood portfolio, expected financial results and credit effects of the acquisition, consequences of management efforts, opportunities for growth and expectations as to timing, nature and terms of financing and other sources of funds. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and HMC’s ability to continue to satisfy complex rules in order for us to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description
4.21	Nineteenth Supplemental Indenture, dated April 4, 2006, by and among Host Marriott, L.P., the Subsidiary Guarantors named therein and The Bank of New York as successor to HSBC Bank USA (formerly, Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	Host Marriott, L.P.

	By:	Host Marriott Corporation, its general partner

Date April 10, 2006		/s/ Larry K. Harvey
Larry K. Harvey Senior Vice President, Chief Accounting Officer